UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  January 25, 2013
AT&T INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

208 S. Akard St., Dallas, Texas	75202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (210) 821-4105

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 25, 2013, AT&T Inc. (“AT&T”, or “the Company”) announced that it has agreed to acquire spectrum in the 700 MHz B band from Verizon Wireless for $1.9 billion in cash and a contribution of Advanced Wireless Services (AWS) spectrum licenses in five markets.

The 700 MHz licenses to be acquired by AT&T cover 42 million people in 18 states — California, Colorado, Florida, Idaho, Illinois, Louisiana, Montana, New Mexico, New York, Ohio, Oklahoma, South Dakota, Tennessee, Texas, Utah, Virginia, Washington and Wyoming.

This acquisition complements AT&T’s existing holdings in the 700 MHz B band and will allow AT&T to continue to deploy 4G LTE services to meet demand for mobile Internet services on a wide array of smartphones, tablets and other devices. The company announced in November 2012 that it plans to reach 300 million people in the U.S. with its 4G LTE network by the end of 2014.

The transaction is subject to regulatory approval. AT&T anticipates closing the transaction in the second half of 2013.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Information set forth in this filing contains financial estimates and other forward-looking statements that are subject to risks and uncertainties, and actual results may differ materially. A discussion of factors that may affect future results is contained in AT&T’s filings with the Securities and Exchange Commission. AT&T disclaims any obligation to update or revise statements contained in this filing based on new information or otherwise.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T INC.

Date: January 25, 2013	By: /s/ Paul W. Stephens Paul W. Stephens Senior Vice President and Controller